EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the use in this Registration Statement on Form S-3 of our report, dated February 2, 1995, except for Note 12 as to which the date is May 10, 1995, relating to the financial statements of Polaris Industries Inc., and to the reference to our Firm under the captions "Experts" and "Selected Historical and Pro Forma Financial Data" in the Prospectus.


                                          MCGLADREY & PULLEN, LLP

                                             /S/ MCGLADREY & PULLEN, LLP
                                          ......................................


Minneapolis, Minnesota
May 22, 1995